Exhibit 99.1

NOTICE OF MERGER AND CONVERSION PERIOD

May 25, 2005

To the Holders of 1 3/4% Convertible Senior Notes due April 15, 2024 of UnitedGlobalCom, Inc.:
ISIN Numbers: XS0190260942 and XS0190260355

As you may be aware, UnitedGlobalCom, Inc, a Delaware corporation ("UGC"), has entered into an Agreement and Plan of Merger, dated January 17, 2005 (the "Merger Agreement"), with Liberty Media International, Inc., a Delaware corporation ("LMI"), pursuant to which UGC and LMI will become subsidiaries of a new publicly-traded holding company named Liberty Global, Inc. ("Liberty Global"). This Notice of Merger and Conversion Period is being delivered to you pursuant to the requirements of the Indenture, dated as of April 6, 2004, by and between UGC and The Bank of New York, as Trustee, as amended by the First Supplemental Indenture thereto (as so amended, the "Indenture"), pursuant to which UGC's 1 3/4% Convertible Senior Notes due April 15, 2024 (the "Convertible Notes") were issued. Terms not otherwise defined in this notice have the meanings assigned to them in the Indenture.

Pursuant to the Merger Agreement, UGC is to be merged with a subsidiary of Liberty Global (the "UGC Merger"), and stockholders of UGC (other than LMI and its wholly owned subsidiaries) may elect to receive for each share of UGC Class A common stock owned by them either:

  0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest); or

  U.S. $9.58 in cash, without interest.

UGC stockholders who make the cash election referred to above (the "Cash Election") will be subject to proration so that, in the aggregate, cash does not exceed 20% of the total merger consideration paid or delivered in the UGC Merger to holders of UGC Class A common stock other than the Permitted Holders. Subject to the satisfaction of the conditions to the UGC Merger set forth in the Merger Agreement, it is currently expected that the UGC Merger will be effected on or about June 15, 2005, at which time holders of shares of UGC Class A common stock will be entitled to receive the merger consideration referred to above in exchange for their shares. To make a timely Cash Election, UGC stockholders must tender their shares of UGC Class A common stock and a completed election form to the exchange agent by the election deadline of 5:00 p.m., New York City time, on June 15, 2005 (the "Election Deadline"). The Election Deadline may be extended by LMI under certain circumstances. UGC stockholders who do not make a timely Cash Election will be deemed to have made the stock election referred to above. Following the UGC Merger, the conversion privilege in the Convertible Notes will relate to shares of Liberty Global Series A common stock. Detailed information about Liberty Global and the Merger Agreement is contained in the proxy statement/prospectus of Liberty Global, dated May 3, 2005 (the "Proxy Statement/Prospectus"), a copy of which may be obtained by calling UGC Investor Relations at (303) 770-4001.

Under Section 12.1(a)(5)(A)(ii) of the Indenture, each holder of the Convertible Notes has the right, at such holder's option, to convert the principal amount of its Convertible Notes, or any portion of such principal amount which is Euro1,000 or an integral multiple thereof, at the Conversion Price then in effect, into shares of UGC Class A common stock in connection with the UGC Merger. Holders of Convertible Notes may tender for conversion the principal amount of their Convertible Notes, or any portion of such principal amount which is Euro1,000 or an integral multiple thereof, to The Bank of New York, as Conversion Agent, during the period (the "Conversion Period") commencing at 9:00 a.m., Eastern Standard Time, on May 31, 2005 (15 days prior to the anticipated effective date of the UGC Merger) and ending at 5:00 p.m., New York City time, on the earlier of the effective date of the UGC Merger or the date UGC announces that the UGC Merger will not take place.

On the date of this notice, the Conversion Price is Euro9.7561, or U.S. $12.2810 per share of UGC Class A Common Stock (at the May 24, 2005 exchange rate of 0.7944 Euro per 1.0 U.S. $). At the close of business on May 24, 2005, the last reported sale price of a share of UGC Class A common stock on the NASDAQ National Market was $9.28 per share.

Because all of the outstanding Convertible Notes are represented by global notes, tenders of Convertible Notes during the Conversion Period may be effected only through participants in Euroclear and Clearstream, in accordance with their respective rules and procedures. If you are not a participant in one of those clearing systems, you should contact the broker or dealer through whom you hold your Convertible Notes for further information on how to validly tender your Convertible Notes to the Conversion Agent during the Conversion Period.

If you validly tender your Convertible Notes to the Conversion Agent during the Conversion Period, we may satisfy our conversion obligation to you by delivering, at our option, (i) shares of UGC Class A common stock, (ii) cash in Euros or (iii) a combination of cash in Euros and shares of UGC Class A common stock, as follows:

Share Settlement. If we elect to satisfy our conversion obligation entirely in shares of UGC Class A common stock, then we will deliver to you, for each Euro1,000 principal amount of Convertible Notes you validly tender for conversion, 102.5 shares of UGC Class A common stock.

Cash Settlement. If we elect to satisfy our conversion obligation entirely in cash, then we will deliver to you, for each Euro1,000 principal amount of Convertible Notes you validly tender for conversion, Euro in an amount equal to the product of (x) 102.5 (the number of shares of UGC Class A common stock into which Euro1,000 principal amount of Convertible Notes is otherwise convertible) and (y) the arithmetic mean of the volume weighted average prices of UGC Class A common stock during the applicable cash settlement averaging period described below determined after converting such prices by the currency rate on the applicable trading day.

Combined Settlement. If we elect to satisfy a portion of our conversion obligation in cash (the "partial cash amount") and a portion in shares of UGC Class A common stock, then we will deliver to you, for the aggregate principal amount of Convertible Notes you validly tender for conversion, such partial cash amount plus a number of shares of UGC Class A common stock equal to (x) the total cash settlement amount payable by us in accordance with the preceding paragraph for the aggregate principal amount of Convertible Notes you validly tendered for conversion minus such partial cash amount, divided by (y) the arithmetic mean of the volume weighted average prices of UGC Class A common stock during the applicable cash settlement averaging period described below determined after converting such prices by the currency rate on the applicable trading day.

The applicable cash settlement period will be the five trading-day period beginning on the first trading day after the "Conversion Date," which is the date on which all of the requirements for the conversion of a particular Convertible Note have been satisfied. All such requirements will be satisfied as to a particular Convertible Note when and if:

    the applicable participant of Euroclear or Clearstream has completed the appropriate conversion form pursuant to the Common Depositary's book-entry conversion program and Convertible Notes in the principal amount identified in such conversion form as being tendered have been deposited into the account of the Conversion Agent at the Common Depositary;
    all appropriate endorsements and transfer documents required by UGC, the Trustee or the Conversion Agent have been delivered to the Conversion Agent; and
    any required transfer taxes have been paid to the Conversion Agent.

We have until the date that is two business days following the Conversion Date to advise the converting holder as to the settlement method we have elected. We currently intend to satisfy our conversion obligation by way of share settlement. Share settlement will automatically apply if UGC does not elect another settlement method. If we settle our conversion obligation in whole or in part with shares of UGC Class A common stock, the person in whose name the certificate in respect of such shares is registered will be deemed to be a stockholder of record of UGC at 5:00 p.m., New York City time, on the Conversion Date. In order for a holder whose Convertible Notes are converted into shares of UGC Class A common stock to make a valid Cash Election in the UGC Merger, a Cash Election must be validly made as to such shares, and such shares tendered to the exchange agent, by the Election Deadline of 5:00 p.m., New York City time, on June 15, 2005 (unless the Election Deadline is extended by LMI). Because delivery of shares upon share settlement of our conversion obligation may take up to three trading days, holders who wish to participate in the Cash Election should ensure that the Conversion Date for their Convertible Notes is no later than June 10, 2005. For information on how to make a valid Cash Election in the UGC Merger, please refer to the Proxy Statement/Prospectus (which is available as described above) or contact the broker or dealer through whom you hold your Convertible Notes. Shares of UGC Class A common stock as to which a valid Cash Election is not made prior to the Election Deadline will be exchanged in the UGC Merger for shares of Liberty Global Series A common stock as described above.

If share settlement applies to a conversion of Convertible Notes, delivery of the shares to which you are entitled (and Euros for any fractional share interest) will occur within three trading days after the Conversion Date applicable to those Convertible Notes. If we elect to satisfy our conversion obligation by cash settlement or combined settlement, delivery of such cash in Euros or cash and shares will occur within three trading days after the applicable cash settlement period.

A decision to convert your Convertible Notes during the Conversion Period could have significant income taxes consequences to you. Further, due to the terms of the UGC Merger, the income tax consequences upon any conversion of the Convertible Notes following the UGC Merger could be significantly different than they would be if the UGC Merger had not occurred. The income tax consequences of holding and converting the Convertible Notes are very complicated, particularly because the Convertible Notes are denominated in Euros. For these reasons, you are strongly encouraged to consult with your own tax advisor concerning the effect of the UGC Merger on the income tax consequences of holding and converting the Convertible Notes, and the consequences of exercising your conversion right.

If you have any questions concerning the matters discussed in this Notice of Merger and Conversion Period, please call the broker or dealer through whom you hold your Convertible Notes or UGC Investor Relations at (303) 770-4001.

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